EXHIBIT 21.0

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Jurisdiction in Which Organized	Percentage of Voting Securities Owned Directly or Indirectly By Parent
First Federal Bank	Arkansas	100%